Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 120
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS SECOND QUARTER 2024 RESULTS

Continued profitability improvement and stronger pace of new business wins driven by strategic transformation plan

Company reaffirms full year 2024 outlook

CHARLOTTE, N.C., August 7, 2024 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that engineers and manufactures high-precision components and assemblies, today reported its financial results for the second quarter ended June 30, 2024.
Highlights
•Strategic transformation program drove enhanced results, fourth consecutive quarter of improved year-over-year performance;
•Second quarter net sales of $123.0 million, down 1.8% versus prior year, driven primarily by unfavorable foreign exchange impacts and rationalization of unprofitable business in Mobile Solutions;
•Second quarter operating loss of $2.1 million, an improvement of 47.5% versus prior year;
•Second quarter adjusted EBITDA of $13.4 million, an improvement of 27.6% versus prior year;
•Secured new business awards of $34.3 million year-to-date; and
•Subsequent to quarter-end, the company executed the sale of its lone non-core plastics plant and used $15.4 million of proceeds to pay down debt.

“NN delivered another quarter of improvement, driven by the execution of our strategic transformation plan which is yielding observable momentum across key focus areas of profitability enhancement, operational performance, and accelerated new business wins,” said Harold Bevis, President and Chief Executive Officer. “Our committed efforts to strengthen profitability were evident in the quarter, as our $13.4 million of adjusted EBITDA reflected solid growth over the prior year, which is the fourth consecutive quarter of year-over-year improvement. On a trailing-twelve-month basis we have delivered adjusted EBITDA of $49.2 million, an improvement of 28.7% year-over-year. Our focus on improved operating performance and productivity has helped drive solid margin expansion, advancing our profitability and overcoming the strategic rationalization of volumes which impacted our top-line. ”

Mr. Bevis continued, “We continue to see strong momentum in our commercial efforts as we have won nearly $18 million of new business awards in the second quarter and $97 million over the last six quarters. We are on pace to deliver our 2024 targets for new business wins. The electrical, industrial, and medical markets remain unchanged, healthy, and growing. However, the global auto market is recalibrating the choices of powertrain and low-cost country production.”

Mr. Bevis concluded, “We are pleased with our overall performance for the quarter and remain highly confident in our ability to accelerate our transformation and pace of growth. We are delivering significantly improved plant level performance, which is strengthening our profitability and new business win platform. In the near term, we remain highly focused on optimizing our capital structure and lowering our cost of capital through a strategic refinancing which is currently underway. We are also focusing our commercial growth agenda on expanding our electrical business, across auto and non-auto end markets, as well as our high-value NN Medical business in low-cost geographies. I would like to recognize the efforts of our global team members in supporting our ongoing transformation, as we thank them for delivering results as our improved performance is generated through their hard work.”
Second Quarter GAAP Results
Net sales were $123.0 million, a decrease of 1.8% from the second quarter of 2023, which was primarily due to rationalized volume at plants undergoing transformations and unfavorable foreign exchange effects of 0.8% or $1.0 million, partially offset by the net impact of contractual pricing provisions.

Loss from operations was $2.1 million compared to a loss from operations of $4.0 million in the second quarter of 2023. The decrease in loss from operations was primarily due to improved operating performance within several facilities.
Income from operations for Power Solutions was $5.3 million compared to income from operations of $2.6 million for the same period in 2023. Loss from operations for Mobile Solutions was $1.6 million compared to loss from operations of $1.5 million for the same period in 2023.
Net loss was $2.2 million compared to net loss of $14.4 million for the same period in 2023. The decrease in net loss was primarily due to non-cash derivative mark-to-market gains recognized during the current quarter compared to losses recognized in the second quarter of 2023.
Second Quarter Adjusted Results
Adjusted income from operations for the second quarter of 2024 was $2.1 million compared to adjusted income from operations of $1.3 million for the same period in 2023. Adjusted EBITDA was $13.4 million, or 10.9% of sales, compared to $10.5 million, or 8.4% of sales, for the same period in 2023.
Adjusted net loss was $0.8 million, or $0.02 per diluted share, compared to adjusted net loss of $3.3 million, or $0.08 per diluted share, for the same period in 2023. Free cash flow was a use of cash of $1.3 million compared to a generation of cash of $3.0 million for the same period in 2023.
Power Solutions
Net sales for the second quarter of 2024 were $50.2 million compared to $48.1 million in the second quarter of 2023, an increase of 4.3%, or $2.1 million. The increase in sales was primarily due to higher precious metals pass-through pricing and inflation pricing, partially offset by lower volume during the current quarter.

Adjusted income from operations was $8.0 million compared to adjusted income from operations of $5.6 million in the second quarter of 2023. The increase in adjusted income from operations was primarily due to favorable production volumes and improved operating performance.
Mobile Solutions
Net sales for the second quarter of 2024 were $72.9 million compared to $77.2 million in the second quarter of 2023, a decrease of 5.6%, or $4.3 million. The decrease in sales was primarily due to lower volume at facilities undergoing transformations, contractual reduction in customer pricing, and unfavorable foreign exchange effects.

Adjusted loss from operations was $0.7 million compared to adjusted income from operations of $0.2 million in the second quarter of 2023. The decrease in adjusted income from operations was primarily due to lower production volumes.

Updated 2024 Outlook
NN is reaffirming its full-year 2024 outlook previously provided in its news release on July 2, 2024.
◦Revenue in the range of $465 million to $485 million;
◦Adjusted EBITDA in the range of $47 million to $51 million;
◦Free cash flow in the range of $8 million to $12 million; and
◦New business wins in the range of $55 million to $70 million.

Chris Bohnert, Senior Vice President and Chief Financial Officer, commented, “NN continued to make significant progress on its transformation goals in the quarter and we are maintaining our full year 2024 guidance ranges as market fundamentals and our improved operating performance have been in line with our previous expectations. Additionally, optimizing NN’s capital structure and the proactive strategic re-financing of our term loan remains a top priority for our team in the near-term and will be a key next step in our transformational strategy.”

Conference Call
NN will discuss its results during its quarterly investor conference call on August 8, 2024, at 10 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-255-4315 or 1-412-317-6579. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until August 8, 2025.
NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.
The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, Europe, South America, and Asia. For more information about the company and its products, please visit www.nninc.com.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. (the “Company”) based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, military conflict, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, the availability of labor and labor disruptions along the supply chain; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures, as well as expansion of end markets and product offerings; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; our ability to secure, maintain or enforce patents or other appropriate protections for our intellectual property; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

With respect to any non-GAAP financial measures included in the following document, the accompanying information required by SEC Regulation G can be found in the back of this document or in the “Investors” section of the Company’s web site, www.nninc.com, under the heading “News & Events” and subheading “Presentations.”

Investor & Media Contacts:
Joe Caminiti or Stephen Poe, Investors
Tim Peters or Emma Brandeis, Media
NNBR@alpha-ir.com
312-445-2870

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Net sales	$122,992	$125,206	$244,190	$252,294
Cost of sales (exclusive of depreciation and amortization shown separately below)	101,257	107,684	202,343	216,105
Selling, general, and administrative expense	13,511	10,975	26,859	24,140
Depreciation and amortization	11,761	11,550	24,308	23,066
Other operating expense (income), net	(1,390)	(956)	(2,390)	105
Loss from operations	(2,147)	(4,047)	(6,930)	(11,122)
Interest expense	5,873	5,457	11,239	9,745
Other expense (income), net	(3,461)	5,641	692	3,433
Loss before benefit (provision) for income taxes and share of net income from joint venture	(4,559)	(15,145)	(18,861)	(24,300)
Benefit (provision) for income taxes	215	(325)	(291)	(1,626)
Share of net income from joint venture	2,141	1,093	4,412	1,374
Net loss	$(2,203)	$(14,377)	$(14,740)	$(24,552)
Other comprehensive loss:
Foreign currency transaction loss	(3,387)	(2,374)	(5,733)	(534)
Interest rate swap:
Change in fair value, net of tax	—	—	—	(230)
Reclassification adjustments included in net loss, net of tax	(449)	(449)	(898)	(917)
Other comprehensive loss	$(3,836)	$(2,823)	$(6,631)	$(1,681)
Comprehensive loss	$(6,039)	$(17,200)	$(21,371)	$(26,233)

Basic and diluted net loss per share	$(0.12)	$(0.38)	$(0.46)	$(0.67)
Shares used to calculate basic and diluted net loss per share	48,839	46,357	48,281	45,836

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$13,746	$21,903
Accounts receivable, net	68,832	65,545
Inventories	68,291	71,563
Income tax receivable	13,045	11,885
Prepaid assets	4,545	2,464
Other current assets	16,883	9,194
Total current assets	185,342	182,554
Property, plant and equipment, net	171,591	185,812
Operating lease right-of-use assets	41,593	43,357
Intangible assets, net	51,221	58,724
Investment in joint venture	36,330	32,701
Deferred tax assets	771	734
Other non-current assets	10,386	7,003
Total assets	$497,234	$510,885
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$45,470	$45,480
Accrued salaries, wages and benefits	14,848	15,464
Income tax payable	380	524
Short-term debt and current maturities of long-term debt	8,041	3,910
Current portion of operating lease liabilities	5,417	5,735
Other current liabilities	16,739	10,506
Total current liabilities	90,895	81,619
Deferred tax liabilities	4,605	4,988
Long-term debt, net of current maturities	150,694	149,369
Operating lease liabilities, net of current portion	45,078	47,281
Other non-current liabilities	12,214	24,827
Total liabilities	303,486	308,084
Commitments and contingencies
Series D perpetual preferred stock	85,312	77,799
Stockholders' equity:
Common stock	500	473
Additional paid-in capital	462,410	457,632
Accumulated deficit	(310,088)	(295,348)
Accumulated other comprehensive loss	(44,386)	(37,755)
Total stockholders’ equity	108,436	125,002
Total liabilities, preferred stock, and stockholders’ equity	$497,234	$510,885

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(14,740)	$(24,552)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	24,308	23,066
Amortization of debt issuance costs and discount	1,106	880
Paid-in-kind interest	1,436	744
Total derivative loss (gain), net of cash settlements	(1,068)	5,691
Share of net income from joint venture	(4,412)	(1,374)
Share-based compensation expense	1,536	851
Deferred income taxes	(479)	110
Other	(758)	(721)
Changes in operating assets and liabilities:
Accounts receivable	(8,747)	(5,078)
Inventories	(1,185)	3,920
Other operating assets	(2,705)	(6,615)
Income taxes receivable and payable, net	(1,326)	(730)
Accounts payable	1,726	6,927
Other operating liabilities	4,739	5,524
Net cash provided by (used in) operating activities	(569)	8,643
Cash flows from investing activities
Acquisition of property, plant and equipment	(9,052)	(12,196)
Proceeds from sale of property, plant, and equipment	237	2,777
Net cash used in investing activities	(8,815)	(9,419)
Cash flows from financing activities
Proceeds from long-term debt	25,000	35,000
Repayments of long-term debt	(46,061)	(34,725)
Cash paid for debt issuance costs	(646)	(55)
Proceeds from sale-leaseback of equipment	8,324	—
Proceeds from sale-leaseback of land and buildings	16,863	—
Repayments of financing obligations	(211)	—
Proceeds from short-term debt	—	3,648
Other	(1,700)	(1,610)
Net cash provided by financing activities	1,569	2,258
Effect of exchange rate changes on cash flows	(342)	47
Net change in cash and cash equivalents	(8,157)	1,529
Cash and cash equivalents at beginning of year	21,903	12,808
Cash and cash equivalents at end of quarter	$13,746	$14,337

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended June 30,
(in thousands)
NN, Inc. Consolidated	2024	2023
GAAP loss from operations	$(2,147)	$(4,047)
Professional fees	(12)	119
Personnel costs (1)	826	622
Facility costs (2)	(51)	1,022
Amortization of intangibles	3,456	3,563
Non-GAAP adjusted income from operations (a)	$2,072	$1,279

Non-GAAP adjusted operating margin (3)	1.7%	1.0%
GAAP net sales	$122,992	$125,206

	Three Months Ended June 30,
(in thousands)
Power Solutions	2024	2023
GAAP income from operations	$5,320	$2,583
Personnel costs (1)	33	—
Facility costs (2)	79	244
Amortization of intangibles	2,617	2,724
Non-GAAP adjusted income from operations (a)	$8,049	$5,551

Non-GAAP adjusted operating margin (3)	16.0%	11.5%
GAAP net sales	$50,151	$48,062

	Three Months Ended June 30,
(in thousands)
Mobile Solutions	2024	2023
GAAP loss from operations	$(1,630)	$(1,461)
Personnel costs (1)	265	40
Facility costs (2)	(130)	778
Amortization of intangibles	839	838
Non-GAAP adjusted income (loss) from operations (a)	$(656)	$195

Share of net income from joint venture	2,141	1,093
Non-GAAP adjusted income from operations with JV (a)	$1,485	$1,288

Non-GAAP adjusted operating margin (3)	2.0%	1.7%
GAAP net sales	$72,855	$77,153

	Three Months Ended June 30,
(in thousands)
Elimination	2023	2022
GAAP net sales	$(14)	$(9)

(1)Personnel costs include recruitment, retention, relocation, and severance costs
(2)Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended June 30,
(in thousands)	2024	2023
GAAP net loss	$(2,203)	$(14,377)

Benefit (provision) for income taxes	(215)	325
Interest expense	5,873	5,457
Change in fair value of preferred stock derivatives and warrants	(3,949)	5,754
Depreciation and amortization	11,761	11,550
Professional fees	(12)	119
Personnel costs (1)	826	622
Facility costs (2)	(51)	1,022
Non-cash stock compensation	691	471
Non-cash foreign exchange (gain) loss on inter-company loans	684	(445)
Non-GAAP adjusted EBITDA (b)	$13,405	$10,498

Non-GAAP adjusted EBITDA margin (3)	10.9%	8.4%
GAAP net sales	$122,992	$125,206

(1) Personnel costs include recruitment, retention, relocation, and severance costs
(2) Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3) Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss) per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended June 30,
(in thousands)	2024	2023
GAAP net loss	$(2,203)	$(14,377)

Pre-tax professional fees	(12)	119
Pre-tax personnel costs	826	622
Pre-tax facility costs	(51)	1,022
Non-cash foreign exchange (gain) loss on inter-company loans	684	(445)
Pre-tax change in fair value of preferred stock derivatives and warrants	(3,949)	5,754
Pre-tax amortization of intangibles and deferred financing costs	4,018	4,090
Tax effect of adjustments reflected above (c)	(63)	(64)
Non-GAAP adjusted net income (loss) (d)	$(750)	$(3,279)

	Three Months Ended June 30,
(per diluted common share)	2024	2023
GAAP net loss per diluted common share	$(0.12)	$(0.38)

Pre-tax personnel costs	0.02	0.01
Pre-tax facility costs	—	0.02
Pre-tax foreign exchange (gain) loss on inter-company loans	0.01	(0.01)
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.08)	0.12
Pre-tax amortization of intangibles and deferred financing costs	0.08	0.09
Preferred stock cumulative dividends and deemed dividends	0.08	0.07
Non-GAAP adjusted net income (loss) per diluted common share (d)	$(0.02)	$(0.08)
Shares used to calculate net earnings (loss) per share	48,839	46,357

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended June 30,
(in thousands)	2024	2023
Net cash provided by (used in) operating activities	$(1,281)	$8,417
Acquisition of property, plant, and equipment	(3,592)	(7,199)
Proceeds from sale of property, plant, and equipment	139	1,742
Proceeds from sale-leaseback of equipment	3,415	—
Free cash flow	$(1,319)	$2,960

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. The costs we incur in completing acquisitions, including the amortization of intangibles and deferred financing costs, and divestitures are excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.